UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1715 N. Gower Street, Los Angeles, CA	90028
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code 323-965-1650

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY APPROVALS OF CERTAIN OFFICERS

(i) On April 27, 2022, Sabrina Yang, age 42, joined the Company’s Board of Directors (the “Board”) and will serve as a member of the Audit Committee. Sabrina is a seasoned finance executive with over 17 years of experience in accounting, financial planning and analysis (“FP&A”), M&A advisory, and corporate finance. Since 2021, Sabrina has served as CFO of Final Bell Holdings, Inc. (“Final Bell”), an industry leader in providing end-to-end product development and supply chain solutions to leading cannabis brands in the United States and Canada. During her tenure at Final Bell, she led the reverse take-over transaction process, establishing a path for Final Bell to become a publicly traded company on the Canadian Stock Exchange. In conjunction with the reverse takeover, she also integrated and managed all of Final Bell’s administrative functions, including accounting, finance, legal, HR and IT operations.

Prior to joining Final Bell, since 2018, Sabrina has served as CFO, on a part-time basis, of Apollo Program, a data-driven advertising technology company, where she ran all administrative and operating functions. She also served as deputy CFO for a private school with operations in both the United States and China. She has held prior roles in strategy, analytics and FP&A, at the Topps Company and Undertone, a digital advertising company. Sabrina started her career with five years at KPMG LLP in its transaction services team, in which she advised clients on strategy, corporate finance, valuation and financial modeling. Ms. Yang is a Certified Public Accountant with Masters of Science in Accounting and Applied Statistics from Louisiana State University.

(ii) On April 27, 2022, John Belniak, age 45, joined the Board and will serve on the Company’s Audit Committee. Mr. Belniak’s background brings to the Board extensive financial, operational and transactional experience across a range of investment banking, private equity, niche consumer businesses and large corporate businesses. Since April 2020, John has served as Managing Director of Hagerty Garage + Social overseeing the indemnification, development and operation of Hagerty’s collector enthusiast center. From July 2008 to 2020, he was a founder and partner of Propel Equity Partners (and its predecessor firm) focused on identifying niche, branded consumer products for acquisition, recapitalization or strategic partnership. Mr. Belniak serves on the Board of Directors of NEMO Equipment since 2006 and Veto Pro Pac since 2012. Mr. Belniak obtained his B.A. in English from Hamilton College.

(iii) On April 27, 2022, Wendy Parker, age 56, joined the Board as an independent director. Since 2002, Ms. Parker has been a member of Gatehouse Chambers’ Commercial, Property and Insurance Groups in London, England and undertakes most areas of work within those fields. She has developed a strong practice both as an adviser and advocate and has experience of appearing in the specialist commercial and property forums as well as Tribunals and the Court of Appeal.

Ms. Parker has been involved in many technically complex cases. She has a strong academic background which she combines with a practical and common sense approach in order to assist clients in achieving their objectives. Ms. Parker is a member of the United Kingdom Chancery Bar Association and the COMBAR (the Specialist Bar Association for Commercial Barristers advising the international business community).

(iv) There were no material prior relationships with any of the three (3) new independent directors. Each director shall receive: (i) $7,500 per calendar quarter, and (ii) restricted stock units to purchase 50,000 ordinary shares vesting quarterly during the one-year period from the date of appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: May 3, 2022	By:	/s/ Michael Tenore
(Signature)
Michael Tenore, General Counsel and Secretary

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